As filed with the Securities and Exchange Commission on January 15, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

ISTA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	15295 Alton Parkway Irvine, CA 92618 (949) 788-6000	33-0511729
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2009 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Vicente Anido, Jr., Ph.D.

President and Chief Executive Officer

ISTA Pharmaceuticals, Inc.

15295 Alton Parkway

Irvine, CA 92618

(949) 788-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lawrence B. Cohn

Stradling Yocca Carlson & Rauth

a Professional Corporation

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule

12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐            Accelerated filer  ☑            Non-accelerated filer  ☐            Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value	3,000,000 shares	$4.27	$12,810,000	$913.35

(1)	Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares issued pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) of the Securities Act, using the average of the high and low price reported by The Nasdaq Global Market for the Registrant’s Common Stock on January 13, 2010, which was $4.27.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The documents listed below have been filed by ISTA Pharmaceuticals, Inc. (referred to herein as the “Company,” “we,” “us” or “our”) with the United States Securities and Exchange Commission and are incorporated herein by reference:

(a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission on February 23, 2009, as amended by Amendment No. 1, as filed with the Securities and Exchange Commission on April 28, 2009;

(b) our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2009, June 30, 2009, and September 30, 2009, as filed with the Securities and Exchange Commission on May 12, 2009, August 6, 2009 and November 5, 2009, respectively;

(c) all other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

(d) the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on August 4, 2000, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Unless specifically stated otherwise, none of the information that we disclose under Items 2.02 or 7.01 in our Current Reports on Form 8-K, nor any exhibits relating to such information, furnished to the Securities and Exchange Commission prior to, on or subsequent to the date of this registration statement will be deemed to be incorporated by reference into, or otherwise included in, this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person was or is a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145(c) of the DGCL provides that where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Our restated certificate of incorporation, as amended, limits, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Our amended and restated bylaws provide that we shall indemnify our officers, directors, employees and other agents.

We have entered into indemnification agreements with all of our executive officers and directors which provide indemnification under certain circumstances for acts and omissions in the course of their employment with us.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.2	Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.3	Second Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2003).

4.4	Amended and Restated Bylaws of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2006).

Exhibit Number	Description of Document

4.5	Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-34120) filed with the Securities and Exchange Commission on August 7, 2000).

4.6

Preferred Stock Rights Agreement, dated as of December 31, 2001, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form

8-A filed with the Securities and Exchange Commission on January 22, 2002).

4.7	First Amendment to the Preferred Stock Rights Agreement, dated November 18, 2002, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 8-A12G/A filed with the Securities and Exchange Commission on November 19, 2002).

4.8	Second Amendment to the Preferred Stock Rights Agreement, dated June 23, 2006, between ISTA Pharmaceuticals, Inc. and U.S. Stock Transfer Corporation (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.1	2009 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 11, 2009).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 15, 2010.

By:	/s/ Vicente Anido, Jr., Ph.D
Vicente Anido, Jr., Ph.D President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Vicente Anido, Jr., Ph.D., and Lauren P. Silvernail, and each of them individually (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney-in-fact may deem necessary or advisable under the Securities Act of 1933, and any rules regulations and requirements of the Securities Exchange Commission in connection with the registration of these securities of the registrant, including to sign this registration statement and any and all amendments (including post-effective amendments) and additions to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vicente Anido, Jr., Ph.D Vicente Anido, Jr., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 15, 2010

/s/ Lauren P. Silvernail Lauren P. Silvernail	Chief Financial Officer, Chief Accounting Officer and Vice President Corporate Development	January 15, 2010

/s/ Richard C. Williams Richard C. Williams	Director, Chairman of the Board	January 15, 2010

/s/ Peter Barton Hutt Peter Barton Hutt	Director	January 15, 2010

/s/ Kathleen D. LaPorte Kathleen D. LaPorte	Director	January 15, 2010

/s/ Benjamin F. McGraw III Benjamin F. McGraw III	Director	January 15, 2010

/s/ Dean J. Mitchell Dean J. Mitchell	Director	January 15, 2010

/s/ Andrew J. Perlman Andrew J. Perlman	Director	January 15, 2010

/s/ Wayne I. Roe Wayne I. Roe	Director	January 15, 2010

S-1

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.2	Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2003).

4.3	Second Certificate of Correction to Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2003).

4.4	Amended and Restated Bylaws of ISTA Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2006).

4.5	Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-34120) filed with the Securities and Exchange Commission on August 7, 2000).

4.6

Preferred Stock Rights Agreement, dated as of December 31, 2001, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form

8-A filed with the Securities and Exchange Commission on January 22, 2002).

4.7	First Amendment to the Preferred Stock Rights Agreement, dated November 18, 2002, between ISTA Pharmaceuticals, Inc. and Mellon Investor Services LLC (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 8-A12G/A filed with the Securities and Exchange Commission on November 19, 2002).

4.8	Second Amendment to the Preferred Stock Rights Agreement, dated June 23, 2006, between ISTA Pharmaceuticals, Inc. and U.S. Stock Transfer Corporation (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.1	2009 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 11, 2009).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).